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March 15, 2010

Board of Directors

USChina Taiwan, Inc.

665 Ellsworth Avenue

New Haven, CT 06511

Re:

Opinion and Consent of Counsel with respect to Registration Statement on Form S-1 for USChina Taiwan, Inc., a Nevada Corporation, (the “Company”).

Gentleman:

We have been engaged as counsel by the Company for the purpose of supplying this opinion letter, which is to be filed as an Exhibit to the Company’s Registration Statement (the “Registration Statement”).  This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration of 122,500 shares of the Company's common stock, $0.001 par value held by approximately forty-three (43) existing shareholders.

We have examined such corporate records, certificates and other documents of the Company, and made inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. We have also examined the applicable laws of the State of Nevada, provisions of the Nevada Constitution, and reported judicial decisions interpreting such laws. Based upon such examinations, we are of the opinion that the shares of the Company's common stock to be offered pursuant to the Registration Statement are validly issued, fully paid and non-assessable shares of the shares of the common stock of the Company.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as copies, the authenticity of the originals of such copied documents, and except with respect to the Company, that all individual executing and delivering such documents were duly authorized to do so.

We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement on Form S-1 filed by the Company and the reference to our firm contained therein under "Interest of Named Experts and Counsel".

Sincerely,

/s/ Timothy S. Orr

Timothy S. Orr

Attorney at Law

WSBA # 36256

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